Exhibit 10.2

AMENDMENT NO. 3 TO

TERM LOAN AGREEMENT

This AMENDMENT NO. 3 TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of February 26, 2015 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”), the “Lenders” part to the Loan Agreement referenced below (“Lenders”), and SALUS CAPITAL PARTNERS, LLC, in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Term Loan Agreement dated as of February 28, 2013, as previously amended (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, (a) the Loan Parties have delivered projections of Borrowers’ consolidated balance sheets, results of operations and cash flow for Fiscal Year 2015 and (b) subject to the terms and conditions set forth herein, Agent and Lenders wish to amend Section 7.24 of the Loan Agreement to update the covenant levels;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, each party hereto hereby agrees as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Amendment to Section 7.24 of the Loan Agreement.  In reliance upon the representations, warranties and covenants of the Loan Parties set forth herein, Agent and Lenders hereby agree with the Loan Parties that Section 7.24 of the Loan Agreement shall be amended by (a) inserting the following table at the end of the existing table and (b) deleting “2015” from the proviso at the end thereof and replacing it with “2016” so that the entire proviso reads as follows below:

January 2015	5.50
February 2015	5.50
March 2015	5.50
April 2015	5.50
May 2015	5.50
June 2015	5.50
July 2015	5.00
August 2015	5.00
September 2015	5.00
October 2015	5.00
November 2015	5.00
December 2015	5.00

provided, that the maximum Senior Leverage Ratio shall be established by the Agent for the period commencing on January 31, 2016 and thereafter, based upon the Business Plan; provided, further, that until the Agent has received a copy of the Business Plan for such subsequent Fiscal Year and established the maximum Senior Leverage Ratio based thereon, the maximum Senior Leverage Ratio shall remain at the same level as the immediately preceding period.

3.                                      No Default; Representations and Warranties, Etc.  The Loan Parties hereby represent, warrant and confirm that: (a) after giving effect to this Amendment all representations and warranties of the Loan Parties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of the Loan Parties (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

4.                                      Ratification and Confirmation.  The Loan Parties hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

5.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and the Loan Parties.

6.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

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(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank; signatures begin on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

SUMMER INFANT (USA), INC.

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

SUMMER INFANT EUROPE, LIMITED

By:	/s/ Carol E. Bramson
Name:	Carol E. Bramson
Title:	Chief Executive Officer

[Signature Page to Amendment No.3 to Term Loan Agreement]

AGENT

SALUS CAPITAL PARTNERS, LLC, as Agent

By	/s /Kyle Shonak
Name:	Kyle Shonak
Title:	EVP

By	/s/ Marc S. Price
Name:	Marc S. Price
Title:	Executive Vice President

[Signature Page to Amendment No.3 to Term Loan Agreement]

LENDER

SALUS CLO 2012-1, LTD., as Lender

By: Salus Capital Partners II, LLC
Its: Collateral Manager

By	/s/ Kyle Shonak
Name:	Kyle Shonak
Title:	EVP

By	/s/ Marc S. Price
Name:	Marc S. Price
Title:	Executive Vice President

[Signature Page to Amendment No.3 to Term Loan Agreement]